Exhibit 2.1

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:52 PM 09/03/2008

Filed 01:39 PM 09/03/2008

SRV 080922196 – 4595167 FILE

CERTIFICATE OF INCORPORATION

OF

CHERRY, INC.

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (hereinafter referred to as the “GCL”), hereby certifies:

ARTICLE ONE

The name of the corporation is Cherry, Inc. (the “Corporation”).

ARTICLE TWO

The address of its registered office in the State of Delaware is 615 South Dupont Highway, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

ARTICLE FOUR

The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be ten million (10,000,000) shares of Common Stock of the par value of ($.001) each, and one million (1,000,000) shares of Preferred Stock of the par value of ($.001) each, a description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications limitations or restrictions thereof in respect of each class of such stock are as follows:

1. Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the

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rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

All shares of the Common stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights. All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions, all shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

2. Other Provision. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualification limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such

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stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

ARTICLE FIVE

The name and mailing address of the incorporator is:

Ronald L. Brown

1717 Main Street, Suite 3700

Dallas, Texas 75201

ARTICLE SIX

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The following individuals shall serve as directors until their successors are elected and qualified:

D.M. Moore, Jr.

Paul Steven Patterson

Sherry D. Bohannon

ARTICLE SEVEN

The Corporation is to have perpetual existence.

ARTICLE EIGHT

No stockholder shall have any pre-emptive right to purchase shares of the Corporation.

ARTICLE NINE

1. Designations. The governing board of the Corporation shall be styled as a “Board of Directors,” and any member of said Board shall be styled as a “Director”.

2. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect

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additional Directors under specified circumstances, shall consist of not less than one (1) nor more than twenty-one (21) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least ninety (90) days in advance of the date in which the next previous annual meeting of stockholders was held.

4. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, as used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Corporation or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

6. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Nine or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without consent by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Secretary of State of the State of Delaware.

ARTICLE TEN

Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the

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voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article Ten, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

ARTICLE ELEVEN

No stock, whether paid up or issued as fully paid, shall be subject to assessment to pay the debts of the Corporation.

ARTICLE TWELVE

The Corporation shall have the power to indemnify its present or former Directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the General Corporation Law of the State of Delaware. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of stockholders or disinterested Directors, or otherwise.

ARTICLE THIRTEEN

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under the Act, or (iv) for any transaction from which the Director derived an improper personal benefit.

[Signature on the Following Page]

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IN WITNESS WHEREOF, I have hereunto set my hand, this 3rd day of September, 2008.

/s/ Ronald L. Brown
Ronald L. Brown, Incorporator

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